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                   [Letterhead of Dominion Bridge Corporation]



                                  June 25, 1997


Dear Fellow Stockholder:

         By now, you have probably received lengthy and detailed materials, including a white consent card, from John D. Kuhns and the so-called "Committee to Revitalize Dominion Bridge Corporation" (the "Kuhns Group"). These materials relate to the Kuhns Group's attempted takeover of Dominion Bridge without offering so much as one penny for your shares or one penny of investment in the Company. The Board unanimously opposes the Kuhns Group's consent solicitation and urges you to reject it. Do not sign a WHITE consent card.

         The Board unanimously opposes the Kuhns Group's solicitation of written stockholder consents. Your Board has engaged a leading investment banking firm, Legg Mason Wood Walker, Incorporated, to advise it with respect to strategic alternatives to enhance stockholder value. By virtue of the Kuhns Group's resetting of the record date to June 23, 1997, their consent solicitation does not expire until August 19, 1997 and Legg Mason has been instructed to report to the Board before then.

         The Kuhns Group is asking you to remove without cause the existing senior management of Dominion Bridge and replace them with members of their group. Under the leadership of its current senior management, Dominion Bridge has become a major international provider of large scale engineering, procurement, construction, steel fabrication and ship building services for industry and governments. The revenues of the Company have increased from $7 million in 1993 to $363 million in 1996, and are on track to reach $600 million in fiscal 1997. Management has steadily increased the Company's asset base to more than $250 million and employment to 6,500. Dominion Bridge has expanded into many foreign markets and has grown significantly in both size and scope. This growth was necessary to establish the critical mass and geographic expansion needed to compete in the Company's markets.

        Unlike members of the Kuhns Group, Dominion Bridge common stock represents a significant percentage of the personal net worth of senior management. Management is well aware that the Company's stock price has not reflected the progress the Company has made during the past several years. The Board has retained Legg Mason for precisely this reason--to advise the Board on the alternatives for enhancing stockholder value. The Board and management are committed to this process, and its decisions will be guided solely by what is in your best interests as a stockholder.

         The Kuhns Group would have you replace the existing senior management with members of a committee who have not expressed any plan for the Company, who have no meaningful experience in the Company's business, and who have no relationship with the
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Company's suppliers, customers, financing sources or government agencies which provide support to the Company. The Kuhns Group also intends to create an office of "Chairman" with Kuhns holding all encompassing powers to appoint and remove any and all officers and manage the affairs of Dominion Bridge unchecked by its duly elected Board, making effective Board action on any issue nearly impossible. While the Company is confident that the Kuhns Group solicitation will be held to violate Delaware law, the Company is involved in a number of potentially significant transactions.

        We believe that the Kuhns Group's solicitation is contrary to the interests of stockholders and detrimental to your Company. Your Board urges you not to support the Kuhns Group and urges you not to take any action at this time. If you have previously signed and returned the white consent card you have every right to change your mind. Please sign the enclosed GREEN revocation of consent card and return it in the enclosed envelope, which requires no postage if mailed in the United States.

        Thank you for your continuing support.


                                                  Very truly yours,


                                                  The Board of Directors of
                                                  Dominion Bridge Corporation






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PRESS RELEASE




               DOMINION BRIDGE URGES STOCKHOLDERS TAKE NO ACTION
        ON CONSENT SOLICITATION PRIOR TO COMPLETION OF STRATEGIC REVIEW

        MONTREAL, CANADA, JUNE 25 -- Dominion Bridge Corporation (NASDAQ: NMS:
DBCO; VSE: DMO.U) today urged its stockholders to take no action on the consent solicitation by the so-called Committee to Revitalize Dominion Bridge Corporation, led by John D. Kuhns, until Legg Mason Wood Walker completes its review of strategic alternatives to enhance stockholder value and makes its report to the board of directors.

        In a letter to Dominion Bridge stockholders, the company's board of directors said "the board is committed to this process" and its decisions will be guided "solely by what is your best interest as a stockholder."

        The board unanimously urged stockholders to reject the Kuhns group's consent solicitation. The Kuhns group's solicitation does not expire until August 19, 1997. Legg Mason has been instructed to report to the board with its recommendation prior to that date.


                                     -more-

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                                      -2-


        DOMINION BRIDGE CORPORATION, a Delaware corporation, is an international engineering infrastructure company, employing advanced materials technology with operations and projects in North America, Europe and Asia Pacific.

        Under the rules of the Securities and Exchange Commission, this press release may be deemed to be a solicitation by the Company. Under applicable SEC rules, the directors of the Company, Michel L. Marengere, Nicolas Matossian, Rene Amyot, Reynald Lemieux, Louis Berlinquet, Peter P. Gil, Andrew Choa and Ladislas O. Rice and the Company's vice president and corporate secretary, Olivier Despres, may be deemed "participants" in the Company's solicitation.
The Company has retained Morrow & Company, Inc., a proxy solicitation firm, which may also be deemed to be a "participant." The following participants are deemed to beneficially own shares of common stock of the Company in the following amounts: Mr. Marengere - 2,484,792; Mr. Amyot - 161,000; Mr. Matossian
- 565,000; Mr. Lemieux - 26,000; Messrs. Berlinquet and Gil - 25,000 each and Mr. Despres - 175,000.

        This news release is neither approved nor disapproved by the Vancouver Stock Exchange.


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1997